Exhibit 10.33

AMENDMENT NO. 4 TO LOAN AGREEMENT

This Amendment No. 4 (the "Amendment") dated as of June 19, 2015, is between Bank of America, N.A. (the "Bank") and Super Micro Computer, Inc., a Delaware corporation (the "Borrower").

RECITALS

A.Bank and Borrower entered into a certain Loan Agreement dated as of June 17, 2010 (together with any previous amendments, the "Agreement").

B.Borrower and Bank desire to amend the Agreement as set forth herein.

AGREEMENT

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2.Amendments. The Agreement is hereby amended as follows:

a.	Section 1.1(a) of the Agreement is hereby amended by replacing the dollar amount “$40,000,000” with the dollar amount “$65,000,000.”

b.	Section 3.1(a) of the Agreement is hereby amended to read in its entirety as follows:

(a)    Unused Commitment Fee. The Borrower agrees to pay a fee on any difference between the Facility No. 1 Commitment and the amount of credit it actually uses, determined by the daily amount of credit outstanding during the specified period (such fee, the “Unused Commitment Fee”). The Unused Commitment Fee will be calculated at 0.30% per year. The Unused Commitment Fee is due on the last day of each quarter until the expiration of the availability period. If the Borrower maintains an average daily balance of at least $32,500,000 in one or more demand deposit accounts at Bank at all times during the period for which the Unused Commitment Fee is calculated, then the Borrower is not obligated to pay the Unused Commitment Fee calculated with respect to that period.

3.Amendment Fee. Borrower shall pay to Bank a fee for the approval, preparation and execution of this Amendment in the amount of $50,000 (“Amendment Fee”). The Amendment Fee is fully earned, due and payable upon the execution of this Amendment and is non-refundable for any reason.

4.Representations and Warranties. When Borrower signs this Amendment, Borrower represents and warrants to Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to Bank or waived in writing by Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which Borrower is bound, and (d) if Borrower is a business entity or a trust, this Amendment is within Borrower's powers, has been duly authorized, and does not conflict with any of Borrower's organizational papers.

5.Conditions. This Amendment and the waiver set forth in Paragraph 2 will be effective when Bank receives the following items, in form and content acceptable to Bank:

5.1    Receipt of this Amendment executed by Borrower.

5.2    Evidence that the execution, delivery and performance by Borrower of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

5.3    Payment by Borrower of the Amendment Fee.

5.4    Payment by Borrower of all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Bank in connection with this Amendment.

6.Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to the Dispute Resolution Provision, shall remain in full force and effect.

7.Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

8.FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Bank of America, N.A.    Super Micro Computer, Inc.

By /s/Thomas R. Sullivan    By /s/Howard Hideshima
Name: Thomas R. Sullivan    Name: Howard Hideshima
Title: Senior Vice President    Title: Chief Financial Officer

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